UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2007
Pacific Sunwear of California, Inc.
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	0-21296 (Commission File Number)	95-3759463 (I.R.S. Employer Identification No.)

3450 East Miraloma Avenue Anaheim, California (Address of Principal Executive Offices)		92806-2101 (Zip Code)
(714) 414-4000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) Appointment of Certain Officers.
     As previously announced, on May 22, 2007, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) appointed Sally Frame Kasaks, age 62, to serve as Chairman and Chief Executive Officer of the Company. Ms. Kasaks has been serving as the Company’s Interim Chief Executive Officer since October 2006, and has been a director of the Company since 1997. In connection with Ms. Kasaks’ appointment, on May 22, 2007, she and the Company entered into an Employment Agreement (the “Employment Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The term of Ms. Kasaks’ employment pursuant to the Employment Agreement will commence on June 4, 2007 and terminate on January 31, 2010. The Employment Agreement provides for Ms. Kasaks to receive base salary at the annual rate of $1,250,000 and an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Compensation Committee. Ms. Kasaks’ target incentive bonus will be 100% of her base salary with a maximum incentive bonus of 200% of her base salary. For the Company’s fiscal year ending on or about January 31, 2008, Ms. Kasaks’ bonus will be not less than $500,000. Ms. Kasaks will also be entitled to a sign-on bonus of $400,000 in connection with her entering into the Employment Agreement and to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s other senior executives generally.
     In connection with her prior service as Chief Executive Officer of Ann Taylor Stores, Inc. (the “Prior Employer”), Ms. Kasaks is currently receiving a supplemental retirement benefit from the Prior Employer of $149,722.44 payable each year for the remainder of her life (with survivor benefits for her spouse) (the “Prior Employer Benefit”). To the extent that the Prior Employer ceases to pay all or any portion of this benefit as a result of Ms. Kasaks’ employment with the Company, the Company will pay Ms. Kasaks this benefit.
     On May 22, 2007, in connection with Ms. Kasaks’ entering into the Employment Agreement, the Company’s Compensation Committee also approved the following grants to Ms. Kasaks:
•	An award of 250,000 stock appreciation rights (“SARs”), such award to have a per-SAR base price equal to the closing price of the Company’s common stock on May 24, 2007 and to vest in three installments on each of January 31, 2008, January 31, 2009 and January 31, 2010; and

•	An award of 100,000 restricted stock units (“RSUs”), such award to vest in full on January 31, 2010 and to be payable upon vesting in shares of the Company’s common stock on a one-for-one basis.
     Each of these awards will be granted under the Company’s 2005 Performance Incentive Plan and will be subject to the terms and conditions set forth therein and in the applicable award agreements. Copies of the forms of award agreements for the SARs and RSUs granted to Ms. Kasaks are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.
     Under the Employment Agreement, if Ms. Kasaks’ employment with the Company is terminated by the Company without “cause” or by Ms. Kasaks for “good reason” (as such terms are defined in the Employment Agreement), Ms. Kasaks will be entitled to a severance benefit of continued payment of her base salary through January 31, 2010 (or, if longer, a period of twelve months following the termination of her employment). In addition, the SARs and RSUs, to the extent outstanding and unvested, will immediately vest, and Ms. Kasaks will have two years following the termination date in which to exercise her outstanding SARs.
     If Ms. Kasaks’ employment with the Company terminates for any reason other than by the Company for cause or by Ms. Kasaks without good reason, Ms. Kasaks will be entitled to a pro-rata share of any bonus otherwise payable to her for the fiscal year in which the termination of employment occurs and to continued payment by the Company of the Prior Employer Benefit.

     The Employment Agreement also provides that should any benefits payable to Ms. Kasaks in connection with a change in control of the Company be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986, the Company will make an additional payment to Ms. Kasaks in certain circumstances so that the net amount of such payment (after taxes) received by Ms. Kasaks is sufficient to pay the excise tax due.
     The Employment Agreement includes certain protective covenants, including confidentiality provisions and, with respect to the period Mr. Kasaks is employed by the Company and a one-year period thereafter, non-solicitation covenants. In the event of a breach by Ms. Kasaks of any of these covenants, or in the event that Ms. Kasaks commences employment with a competitor of the Company, the Company has the right to stop paying the Prior Employer Benefit to Ms. Kasaks described above.
      The Company expects to incur pre-tax charges of approximately $1.1 million, or $0.01 per diluted share, in the Company’s fiscal quarter ending August 4, 2007 with respect to the compensation arrangements set forth in the Employment Agreement. These charges were not reflected in the Company’s previously announced earnings estimate for that fiscal quarter.
     Ms. Kasaks has been a business consultant since January 1997, and has been a director of the Company since 1997. She served as the Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty apparel retailer, from February 1992 to August 1996. From February 1989 to February 1992, Ms. Kasaks was the President and Chief Executive Officer of Abercrombie and Fitch, a specialty apparel retailing division of The Limited, Inc. She was also the Chairman and Chief Executive Officer of The Talbots, Inc., a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Ms. Kasaks is currently serving as a director of The Children’s Place, Inc.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits
10.1	Employment Agreement, dated as of May 22, 2007, between Pacific Sunwear of California, Inc. and Sally Frame Kasaks.

10.2	Form of Stock Appreciation Rights Agreement between Pacific Sunwear of California, Inc. and Sally Frame Kasaks.

10.3	Form of Restricted Stock Unit Agreement between Pacific Sunwear of California, Inc. and Sally Frame Kasaks.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacific Sunwear of California, Inc. (Registrant)
	By:	/s/ Gerald M. Chaney
Date: May 23, 2007		Name:	Gerald M. Chaney
		Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Employment Agreement, dated as of May 22, 2007, between Pacific Sunwear of California, Inc. and Sally Frame Kasaks.

10.2	Form of Stock Appreciation Rights Agreement between Pacific Sunwear of California, Inc. and Sally Frame Kasaks.

10.3	Form of Restricted Stock Unit Agreement between Pacific Sunwear of California, Inc. and Sally Frame Kasaks.

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